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                                  EXHIBIT 21.1
                    SUBSIDIARIES OF SFX ENTERTAINMENT, INC.

1.       Ardee Festivals N.J., Inc.
2.       Ardee Productions, Ltd.
3.       Atlanta Concerts, Inc.
4.       Beach Concerts, Inc.
5.       BGP Acquisition, L.L.C.
6.       Broadway Concerts, Inc.
7.       Conn Ticketing Company
8.       Connecticut Amphitheater Development Corporation
9.       Connecticut Concerts Incorporated
10.      Connecticut Performing Arts, Inc.
11.      Connecticut Performing Arts Partners
12.      Contemporary Group Acquisition Corp.
13.      Deer Creek Amphitheater Concerts, Inc.
14.      Deer Creek Amphitheater Concerts, L.P.
15.      Delsener/Slater Enterprises Ltd.
16.      Dumb Deal, Inc.
17.      Exit 116 Revisited, Inc.
18.      FPI Concerts, Inc.
19.      In House Tickets, Inc.
20.      Irving Plaza Concerts, Inc.
21.      Murat Center Concerts, Inc.
22.      Murat Center Concerts, L.P.
23.      NOC, Inc.
24.      Northeast Ticketing Company
25.      Polaris Amphitheater Concerts, Inc.
26.      QN Corp.
27.      SFX Broadcasting of the Midwest, Inc.
28.      SFX Concerts, Inc.
29.      SFX Network Group, L.L.C.
30.      Southeast Ticketing Company
31.      Sunshine Concerts, L.L.C
32.      Sunshine Designs, Inc.
33.      Sunshine Designs, L.P.
34.      Suntex Acquisition, Inc.
35.      Suntex Acquisition, L.P.
36.      Westbury Music Fair, L.L.C.
37.      PACE Entertainment Corporation
38.      PACE Music Group, Inc.
39.      PACE Theatrical Group, Inc.
40.      PACE Motor Sports, Inc.
41.      PACE Touring, Inc.
42.      American Broadway, Inc.
43.      PACE Variety Entertainment, Inc.
44.      PACE Communications, Inc.
45.      PACE Entertainment GP Corp.
46.      PEC, Inc.
47.      PACE Entertainment Charitable Foundation
48.      PACE Entertainment Group, Ltd.
49.      PACE Productions, Inc.
50.      PACE Concerts GP, Inc.


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51.      Old PCI, Inc.
52.      SM/PACE, Inc.
53.      PACE Bayou Place, Inc.
54.      PACE Amphitheaters, Inc.
55.      PACE Amphitheater Management, Inc.
56.      PACE Milton Keynes, Inc.
57.      PACE U.K. Holding Corporation
58.      Concerts, Inc.
59.      PACE Concerts, Ltd.
60.      PTG-Florida, Inc.
61.      Entertainment Performing Arts, Inc.
62.      Touring Productions, Inc. (Dormant Sub)
63.      Festival Productions, Inc.
64.      Tuneful Company, Inc. (Dormant Sub)
65.      Pavilion Partners
66.      GSAC Partners
67.      BG Presents, Inc.
68.      Bill Graham Enterprises, Inc.
69.      Bill Graham Presents, Inc.
70.      Bill Graham Management, Inc.
71.      Shoreline Amphitheatre, Ltd.
72.      Fillmore Fingers, Inc.
73.      AKG, Inc.
74.      Fillmore Corporation
75.      Wolfgang Records
76.      Shoreline Amphitheatre Partners
77.      PACE AEP Acquisition, Inc.
78.      PACE UK
79.      Walnut Creek Amphitheater Partnership
80.      Coral Sky Amphitheater Partnership
81.      G123 Corp.
82.      Rugrats American Tour, Ltd.
83.      PTG Florida, Inc./BSMG Joint Venture
84.      The Album Network, Inc.
85.      Contemporary Group, Inc.
86.      Contemporary Marketing, Inc.
87.      Contemporary Productions Incorporated
88.      Contemporary Sports Incorporated
89.      Cooley and Conlon Management Co.
90.      High Cotton, Inc.
91.      SJS Entertainment Corporation
92.      Southern Promotions, Inc.